UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________________

FORM 8-K

_________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2014

OFG BANCORP

(Exact Name of Registrant as Specified in its Charter)

Commonwealth of Puerto Rico	001-12647	66-0538893

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Oriental Center, 15th Floor
254 Muñoz Rivera Avenue
San Juan, Puerto Rico		00918

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (787) 771-6800

___________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     The Board of Directors of OFG Bancorp (the “Company”) continues to broaden and strengthen its membership by selecting experienced individuals from different backgrounds. On May 28, 2014, the Company’s Board of Directors increased the number of seats on the Board from eight to nine and elected Radamés Peña Pla and Jorge Colón Gerena as new members of the Board. Mr. Peña Pla has over forty years of business experience and is the owner and president of a distributor of office materials, equipment and furniture, art and engineering supplies in Puerto Rico. Mr. Colón Gerena is an entrepreneur who, since 1995, is the principal shareholder, president and CEO of various restaurant franchise operators, which over time have grown to have the exclusive rights in Puerto Rico to the Wendy’s, Applebee’s and Famous Dave’s Legendary Pit Bar-BBQ franchises. The elections of Mr. Peña Pla and Mr. Colón Gerena are effective immediately. Mr. Peña Pla and Mr. Colón Gerena were not named to any Board committee at the time of their election, but it is expected that they will eventually be named to one or more committees.

     There is no arrangement or understanding between the newly elected directors and any other persons pursuant to which they were elected to the Company’s Board of Directors, nor have they entered into or amended any material plan, contract or arrangement in connection with their election. Excluding transactions involving the Company’s banking subsidiary, Oriental Bank, as a depositary of funds, and any loans described herein, there has been no transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships) since the beginning of the Company’s last fiscal year, or any currently proposed transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships), in which the Company (or any of its subsidiaries) was or is to be a participant and the amount involved exceeds $120,000, and in which either of the newly elected directors or any member of their immediate family had or will have a direct or indirect material interest.  Mr. Colón Gerena has a material interest in certain loans extended by Oriental Bank that were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with person not related to the lender, and which did not involve more than the normal risk of collectability or present other unfavorable features.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                          OFG BANCORP

Date: June 2, 2014                                                   By:            /s/ Carlos O. Souffront

                                                                                                       Carlos O. Souffront

                                                                                                       General Counsel and

                                                                                            Secretary of the Board of Directors